UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 AVENUE, POMPANO BEACH, FLORIDA 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954)917-6655

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.1	Press release dated June 9, 2004

Item 9. Regulation FD Disclosure

     On June 9, 2004 Visual Data announced the execution of agreements for a new $6.5 million financing, consisting of Senior Secured Convertible Debentures and Warrants and Series A-10 Convertible Preferred Stock and Warrants. A copy of the press release is attached as Exhibit 99.1 to this report.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: June 9, 2004	By: /s/ Randy S. Selman Randy S. Selman, President and Chief Executive Officer

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